Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of August 1, 2025 (this “First Amendment”), is among Millrose Properties, Inc., a Maryland corporation (the “Borrower”), the Consenting Lenders (as defined below) and Goldman Sachs Bank USA, as administrative agent (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders (as defined therein) party thereto and the Administrative Agent have entered into that certain Credit Agreement, dated as of June 24, 2025 (as amended, restated, amended and restated, modified or supplemented from time to time through the date hereof, the “Credit Agreement” and, the Credit Agreement, as amended by this First Amendment, the “Amended Credit Agreement”; capitalized terms not otherwise defined in this First Amendment having the same meanings assigned thereto in the Credit Agreement);

WHEREAS, pursuant to Section 9.2 of the Credit Agreement, the Borrower has requested that the Credit Agreement be amended as more fully described herein and each Lender party hereto that has delivered a signature page hereto prior to 6:30 p.m. on August 1, 2025 (collectively, the “Consenting Lenders”, which Consenting Lenders constitute the Required Lenders under the Credit Agreement) is so willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendment to Credit Agreement. On and as of the First Amendment Effective Date (as defined below):

(a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following definition in the appropriate alphabetical order:

“Designated Issuance” means (x) an incurrence of Indebtedness by the Borrower or its Subsidiaries in the form of debt securities or term loans (other than Excluded Debt) or (y) an issuance of Capital Stock by the Borrower or its Subsidiaries in the form of equity securities or equity-linked securities, in each case, designated in writing by the Borrower to the Administrative Agent as the “Designated Issuance” (email from the Borrower’s counsel to the Administrative Agent’s counsel being sufficient); provided that only one incurrence of Indebtedness or issuance of Capital Stock may be so designated as the “Designated Issuance”.

(b) Section 2.3 of the Credit Agreement is hereby amended by (i) deleting the “; and” at the end of clause (2) thereof, (ii) replacing the parenthetical in clause (3) thereof with “(the “Stage 3 Funding Fee”)”, (iii) replacing the “.” at the end of clause (3) thereof with “; and”, (iv) adding the following new clause (4) at the end thereof, and (v) adding the following new sentence after such new clause (4):

“(4) a stage 4 funding fee (the “Stage 4 Funding Fee” and, together with the Stage 3 Funding Fee, the Stage 2 Funding Fee and the Initial Funding Fee, the “Funding Fees”), in an amount equal to 0.250% of the aggregate principal amount of the Loans outstanding on, or funded on, the date that is 270 days after the Initial Draw Date, which Stage 4 Funding Fee shall be earned, due and payable on such date.

If any payment of any fee hereunder or under any other Loan Document shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.”

(c) The last paragraph of Section 2.6(c)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“then, (I) in the case of the Designated Issuance, the Borrower shall apply the Net Cash Proceeds from the Designated Issuance, promptly but in any event on or prior to the date that is one (1) Business Day after the consummation of the Designated Issuance, to prepay Loans in an amount equal to the lesser of (x) 100% of the Net Cash Proceeds thereof and (y) an amount sufficient such that no more than $500,000,000 in aggregate principal amount of Loans remain outstanding hereunder immediately after such prepayment (it being understood and agreed that the Borrower may retain any other Net Cash Proceeds not required to be prepaid pursuant to this clause (I)), or (II) in any other case, the Borrower shall (1) first prepay Loans in an aggregate principal amount equal to the lesser of (x) 100% of such Net Cash Proceeds and (y) the then-outstanding principal amount of Loans, until there are no Loans outstanding under the Delayed Draw Term Loan Facility, in each case, promptly but in any event on or prior to the date that is five (5) Business Days after receipt by the Borrower of such Net Cash Proceeds and (2) then, to the extent any Net Cash Proceeds are remaining, the then-outstanding Commitments shall be automatically reduced by an amount equal to the amount of such remaining Net Cash Proceeds, which reduction of Commitments pursuant to this clause (2) shall be applied ratably as between the Acquisition Tranche Commitments and the General Tranche Commitments, in accordance with the then-outstanding amounts thereof; provided that with respect to any Net Cash Proceeds received in accordance with clause (C) above, no such Net Cash Proceeds shall be required to be applied to reduce the Commitments or prepay Loans pursuant to this Section 2.6(c) to the extent such Net Cash Proceeds are reinvested in or applied in the replacement or repair of assets to be used in the Borrower’s and/or its subsidiaries’ business within 6 months of receipt of such proceeds (or in the case of any casualty or condemnation event, such longer period as may be reasonably required to replace or repair the affected asset).”

SECTION 2. Representations and Warranties. The Borrower hereby represents and warrants on the First Amendment Effective Date that:

(a) The Borrower has the power and authority and legal right to execute and deliver this First Amendment and to perform its obligations hereunder. The execution and delivery by the Borrower of this First Amendment and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and the First Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles (regardless of whether enforcement is sought in equity or law).

(b) Neither the execution and delivery by the Borrower of this First Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate (i) any Applicable Law binding on any of the Borrowing Base Parties or their respective Property or (ii) the charter, the articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, of the Borrowing Base Parties, or (iii) the provisions of any indenture, instrument or agreement governing Indebtedness to which any Borrowing Base Party is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien (other than Permitted Liens) in, of or on the Property of any Borrowing Base Party pursuant to the terms of any such indenture, instrument or agreement governing Indebtedness other than any such violation, conflict, default or Lien which, in the case of each of clauses (i) and (iii) above, would not reasonably be expected to have a Material Adverse Effect. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any Official Body or any other Person that has not been obtained by any Borrowing Base Party, is required to be obtained by any Borrowing Base Party in connection with the execution and delivery of this First Amendment, the performance by the Borrower of its obligations hereunder or the legality, validity, binding effect or enforceability of this First Amendment, except for those orders, consents, adjudications, approvals, licenses, authorizations, validations, filings, recordings, registrations, exemptions, or other actions (i) necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Administrative Agent under Applicable Law and (ii) the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

SECTION 3. Conditions of Effectiveness of the First Amendment. This First Amendment shall become effective as of the date on which the following conditions shall have been satisfied (or waived) (the “First Amendment Effective Date”):

(a) the Administrative Agent (or its counsel) shall have received counterparts to this First Amendment, duly executed (including by way of facsimile or other electronic transmission) by (i) the Borrower and (ii) Consenting Lenders constituting the Required Lenders under the Credit Agreement;

(b) at the time of and immediately after the First Amendment Effective Date, there exists no Default or Event of Default;

(c) the representations and warranties contained in Section 2 of this First Amendment, in the Amended Credit Agreement and in each other Loan Document shall be true and correct in all material respects as of the First Amendment Effective Date (immediately after giving effect to the First Amendment) except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date (provided that any representation and warranty that is qualified as to materiality, material adverse effect or similar language shall be true and correct as of the applicable date); and

(d) the Administrative Agent (or its counsel) shall have received a certificate, duly executed and delivered by the Borrower, certifying that the conditions in clauses (b) and (c) of this Section 3 have been satisfied; and

(e) payment of all fees and expenses due to the Administrative Agent and the Consenting Lenders (including expenses of counsel to the Administrative Agent) required to be paid on the First Amendment Effective Date, which are, in the case of expenses, in accordance with Section 10.7 of the Credit Agreement and invoiced at least two (2) Business Days prior to the First Amendment Effective Date.

SECTION 4. Reference to and Effect on the Credit Agreement and the other Loan Documents.

(a) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

(b) The Amended Credit Agreement and each of the other Loan Documents, as specifically amended by this First Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the First Amendment Effective Date, this First Amendment shall for all purposes constitute a Loan Document.

(d) This First Amendment shall not extinguish the Loans or any other Obligations outstanding under the Credit Agreement. Nothing contained herein shall be construed as a substitution or novation of the Loans or any other Obligations outstanding under the Credit Agreement, which shall remain outstanding after the First Amendment Effective Date as modified hereby.

(e) Each of the Loan Parties expressly acknowledges and agrees that (i) there has not been, and this First Amendment does not constitute or establish, a novation with respect to the Credit Agreement or any other Loan Document, or, except as expressly set forth herein, a mutual departure from the strict terms, provisions, and conditions thereof and (ii) nothing in this First Amendment shall affect or limit the Administrative Agent’s or Lenders’ right to demand (to the extent permitted under the Amended Credit Agreement) payment of liabilities owing from the Borrower to the Administrative Agent or the Lenders under, or to demand strict performance of the terms, provisions and conditions of, the Amended Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Amended Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence and continuance of an Event of Default under the Amended Credit Agreement or the other Loan Documents.

(f) This First Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 5. Reaffirmation. The Borrower hereby (a) reaffirms all Liens on the Collateral that have been granted by it in favor of the Administrative Agent (for the benefit of itself and the Lenders) pursuant to the Loan Documents and (b) acknowledges and agrees that the grant of security interests by the Borrower contained in the Loan Documents is, and shall remain, in full force and effect immediately after giving effect to this First Amendment.

SECTION 6. Costs and Expenses. The Borrower hereby agrees to pay or reimburse the Administrative Agent for its reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution, delivery and administration of this First Amendment in accordance with, and to the extent required by, the terms and conditions of Section 10.7 of the Amended Credit Agreement, including the reasonable fees, charges and disbursements of one firm of counsel for the Administrative Agent and its Affiliates, taken as a whole.

SECTION 7. Governing Law. THIS FIRST AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING UPON, ARISING OUT OF OR RELATING TO THIS FIRST AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 8. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS FIRST AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9. Incorporation by Reference. Article XV, Section 16.2, Section 16.4 and Section 16.5 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, as if fully set forth herein.

SECTION 10. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this First Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MILLROSE PROPERTIES, INC.,
as the Borrower

By:	/s/ Garett Rosenblum
Name:	Garett Rosenblum
Title:	Chief Financial Officer and Treasurer

[Signature Page to First Amendment to Credit Agreement]

GOLDMAN SACHS BANK USA,
individually as Administrative Agent

By:	/s/ Douglas Tansey
Name:	Douglas Tansey
Title:	Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

GOLDMAN SACHS BANK USA,
individually as a Lender

By:	/s/ Jonathan Dworkin
Name:	Jonathan Dworkin
Title:	Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

BANK OF AMERICA, N.A.
as a Lender

By:	/s/ Roger C. Davis
Name:	Roger C. Davis
Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

CITIBANK, N.A.,
as a Lender

By:	/s/ Thomas Vajda
Name: Thomas Vajda
Title: Vice President

[Signature Page to First Amendment to Credit Agreement]

Citizens Bank, N.A.,
as a Lender

By:	/s/ Christopher Griffin
Name: Christopher Griffin
Title: Vice President

[Signature Page to First Amendment to Credit Agreement]

JPMORGAN CHASE BANK, NA..,
as a Lender

By:	/s/ Jordan Santora
Name: Jordan Santora
Title: Vice President

[Signature Page to First Amendment to Credit Agreement]

WELLS FARGO BANK, NA,
as a Lender

By:	/s/ Bret Sumner
Name: Bret Sumner
Title: Executive Director

[Signature Page to First Amendment to Credit Agreement]